Exhibit 99.1
NEWS BULLETIN
RE: CLAIRE’S STORES, INC.
2400 WEST CENTRAL ROAD, HOFFMAN ESTATES, ILLINOIS 60195
CLAIRE’S STORES, INC. ANNOUNCES SELECTED PRELIMINARY, UNAUDITED FISCAL 2010
SECOND QUARTER RESULTS
HOFFMAN ESTATES, Illinois, August 18, 2010. Claire’s Stores, Inc., a leading specialty retailer offering value-priced, fashion-right accessories and jewelry for kids, tweens, teens, and young women ages 3 to 27, today announced selected preliminary, unaudited financial results for the 2010 second quarter, which ended July 31, 2010.
The financial results discussed in this press release regarding selected fiscal 2010 second quarter results are unaudited and should be considered preliminary and subject to change. The Company does not currently expect to update this information prior to the release of its second quarter 2010 financial results. The Company expects to hold its regular quarterly conference call in September after those results are released. The Company plans to file its 2010 Second Quarterly Report on Form 10-Q on or before the due date of September 14, 2010.
Second Quarter Results
The Company expects to report net sales of $334 million for the 2010 second quarter, an increase of $20 million, or 6.4%, compared to the 2009 second quarter. The increase was attributable to an increase in same store sales and new store sales, partially offset by foreign currency translation effect of our foreign locations’ sales and closed stores. Sales would have increased 9.5% excluding the impact from foreign currency rate changes.
Consolidated same store sales increased 8.9% in the 2010 second quarter. In North America, same store sales increased 9.0% and European same store sales increased 8.7%. Our same store sales trend in the second quarter continues thus far in the third quarter. As a point of reference, our fiscal 2009 third quarter same store sales declined 0.3%. We compute same store sales on a local currency basis, which eliminates any impact from changes in foreign exchange rates.
Adjusted EBITDA in the 2010 second quarter is expected to be between $54 million and $56 million, compared to $50.5 million in the 2009 second quarter. The Company defines Adjusted EBITDA as earnings before interest, income taxes, gain from early debt extinguishment, depreciation and amortization, excluding the impact of transaction-related costs incurred in connection with its May 2007 acquisition and other non-recurring or non-cash expenses, and normalizing occupancy costs for certain rent-related adjustments.
At July 31, 2010, cash and cash equivalents were $160 million, and $194 million continued to be drawn on the Company’s Revolving Credit Facility. In addition, during the 2010 second quarter, the Company paid $42 million to retire $42 million of Senior Toggle Notes and $7 million of Senior Subordinated Notes.
Adjusted EBITDA
EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. GAAP, are not intended to represent cash flow from operations under U.S. GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to cash flow from operating, investing or financing activities as a measure of liquidity. Management compensates for the limitations of using EBITDA and Adjusted EBITDA by using it only to supplement our U.S. GAAP results to provide a more complete understanding of the factors and trends affecting our business. Each of EBITDA and Adjusted EBITDA has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.
Management uses Adjusted EBITDA as an important tool to assess our operating performance. Management considers Adjusted EBITDA to be a useful measure in highlighting trends in our business and in analyzing the profitability of similar enterprises. Management believes that Adjusted EBITDA is effective, when used in conjunction with net income (loss), in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, management believes that Adjusted EBITDA provides useful information to potential investors and analysts because it provides insight into management’s evaluation of our results of operations. Our calculation of Adjusted EBITDA may not be consistent with “EBITDA” for the purpose of the covenants in the agreements governing our indebtedness.

While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet indebtedness service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. Management believes that these measures provide useful information to investors.
Company Overview
Claire’s Stores, Inc. is a leading specialty retailer of value-priced, fashion-right accessories and jewelry for girls and young women through its two store concepts: Claire’s® and Icing®. While the latter operates only in North America, Claire’s operates worldwide. As of July 31, 2010, Claire’s Stores, Inc. operated 2,955 stores in North America and Europe. During the fiscal 2010 second quarter, Claire’s Stores, Inc. also operated through its subsidiary, Claire’s Nippon, Co., Ltd., 207 stores in Japan as a 50:50 joint venture with Aeon Co., Ltd. The Company also franchises 201 stores in the Middle East, Turkey, Russia, South Africa, Poland, Greece, Guatemala and Malta.
Forward-looking Statements:
This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: changes in consumer preferences and consumer spending; competition; our level of indebtedness; general economic conditions; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; uncertainties generally associated with the specialty retailing business; disruptions in our supply of inventory; inability to increase same store sales; inability to renew, replace or enter into new store leases on favorable terms; significant increases in our merchandise markdowns; inability to grow our store base in Europe or expand our international franchising operations; inability to design and implement new information systems; delays in anticipated store openings or renovations; uncertainty that definitive financial results may differ from preliminary financial results due to, among other things, final U.S. GAAP adjustments; results from any future asset impairment analysis; changes in applicable laws, rules and regulations, including changes in federal, state or local regulations governing the sale of our merchandise, particularly regulations relating to the content in our merchandise, general employment laws, including laws relating to overtime pay and employee benefits, health care laws, tax laws and import laws; product recalls; loss of key members of management; increases in the cost of labor; labor disputes; unwillingness of vendors and service providers to supply goods or services pursuant to historical customary credit arrangements; increases in the cost of borrowings; unavailability of additional debt or equity capital; and the impact of our substantial indebtedness on our operating income and our ability to grow. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010 filed with the SEC on April 13, 2010. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.
Additional Information:
Note: Other Claire’s Stores, Inc. press releases, a corporate profile and the most recent Form 10-K and Form 10-Q reports are available on Claire’s business website at: http://www.clairestores.com.
Contact Information:
J. Per Brodin, Executive Vice President and Chief Financial Officer
Phone: (954) 433-3900, Fax: (954) 442-3999 or E-mail, investor.relations@claires.com

CLAIRE’S STORES, INC. AND SUBSIDIARIES
ADJUSTED EBITDA
(UNAUDITED)
(In Millions)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	July 31, 2010	August 1, 2009	July 31, 2010	August 1, 2009
Operating income (a)	$33 - 35	$27.3	$61 - 63	$41.8
Depreciation and amortization	16	18.7	32	36.9

Reported EBITDA	49 - 51	46.0	93 - 95	78.7
Book to cash rent adjustment (b)	1	0.6	1	1.1
Amortization of intangible assets (c)	—	0.5	1	1.0
Loss in equity of joint venture (d)	1	0.3	2	1.2
Gain on sale of intangible assets (e)	—	(0.6)	—	(0.6)
Stock compensation expense (f)	1	2.4	2	2.9
Relocation costs (g)	1	0.3	1	0.6
Consulting expenses (h)	—	—	1	—
Management fee (i)	1	0.8	2	1.5
Other (j)	—	0.2	—	0.3

Adjusted EBITDA	$54 - 56	$50.5	$103 - 105	$86.7

a)	Operating income excludes the effect of any impairment charges.
b)	Represents net non-cash rent expense, amortization of rent free periods, the inclusion of cash landlord allowances, and the net accretion of favorable (unfavorable) lease obligations.
c)	Represents non-cash amortization of lease rights.
d)	Represents non-cash equity loss from our 50:50 joint venture with Aeon Co. Ltd.
e)	Represents the gain on sale of lease rights upon exiting certain European locations.
f)	Represents non-cash stock compensation expense.
g)	Consists of costs, including third party charges and compensation, incurred in conjunction with the relocation of new employees.
h)	Represents non-recurring consulting expenses.
i)	Represents the management fee paid to Apollo Management and Tri-Artisan Capital Partners.
j)	Represents severance and transaction related costs, Pan European Transformation costs and Cost Savings Initiative costs.

3